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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement filed pursuant to Rule 462(b) on Form S-3 of Clear Channel Communications, Inc. of our report dated February 12, 1999, on our audits of the consolidated financial statements of Jacor Communications, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

         We also consent to the incorporation by reference in this Registration Statement filed pursuant to Rule 462(b) on Form S-3 of Clear Channel Communications, Inc. of our report dated February 11, 1998, on our audits of the consolidated financial statements of Jacor Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



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PricewaterhouseCoopers LLP

Cincinnati, Ohio
May 20, 1999